Exhibit 4.3

SUPPLEMENT NO. 14 TO MASTER INDENTURE

THIS SUPPLEMENT NO. 14 TO MASTER INDENTURE, dated as of December 16, 2011 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Master Indenture”);

WHEREAS, the parties hereto desire to amend the Master Indenture as set forth herein; and

WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.       Definitions.  Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in the Indenture.

SECTION 2.       Amendments to Indenture.

(a)          The following definition shall be added to Section 1.1 of the Indenture in the appropriate alphabetical order:

““Involuntary Removal” means the reassignment of any Transferred Receivable pursuant to the terms of the sixth paragraph of Section 2.7 of the Second Tier Agreement.”

(b)          Section 3.2(b) of the Indenture is hereby amended by deleting the phrase “44 Old Ridgebury Road” where it appears therein and substituting therefor “10 Riverview Drive.”

(c)          Section 3.10(l) of the Indenture is hereby amended and restated in its entirety to read as follows:

Supplement No. 14 to Master Indenture

“(l)  consent to the removal of Accounts or the reassignment of Transferred Receivables pursuant to Section 2.7 of the Second Tier Agreement unless it has (A) notified the Rating Agencies of any such removal and (B) received an Officer’s Certificate dated as of the date of removal from the Transferor to the effect that the Transferor reasonably believes that (i) such removal or reassignment, as applicable, will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series of Notes, (ii) in the case of any removal or reassignment, as applicable, other than an Involuntary Removal, no selection procedure believed by Transferor to be materially adverse to the interest of the Issuer or any of its creditors has been used in selecting the Removed Accounts and (iii) except in the case of an Involuntary Removal, after giving effect to such removal or reassignment, as applicable, (x) the Free Equity Amount shall not be less than the Minimum Free Equity Amount and (y) as of the end of the most recently ended Monthly Period, (A) the sum of (I) the Aggregate Principal Receivables (excluding the Outstanding Balance of any Principal Receivable that has been designated as an Ineligible Receivable as of such date of determination) and (II) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount) shall not be less than (B) the Required Principal Balance.”

(d)         Section 8.7 of the Indenture is hereby amended by adding the following new paragraphs (c) and (d) immediately following paragraph (b) thereof:

“(c) The Indenture Trustee shall release from the Lien of this Indenture all Transferred Receivables reassigned to the Transferor in connection with an Involuntary Removal pursuant to Section 2.7 of the Second Tier Agreement and all Transferred Receivables arising in Removed Accounts designated for removal pursuant to Section 2.7 of the Second Tier Agreement, together with the Collateral Security, Collections and Recoveries with respect thereto, and all monies due or to become due and all amounts received or receivables with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing.”

(e)         Section 10.4(b) of the Indenture is amended by deleting the phrase “44 Old Ridgebury Road” where it appears therein and substituting therefor “10 Riverview Drive.”

SECTION 3.     Waiver.  The Indenture Trustee hereby waives its right under Section 3.2(b) of the Indenture to receive thirty (30) days’ prior written notice of a change in the location of the chief executive office of the Issuer in connection with the change in location described in Section 2(e) of this Supplement.

SECTION 4.     Representations and Warranties.  In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a)         Due Authorization, Non Contravention, etc.  The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

Supplement No. 14 to Master Indenture

(b)         Validity, etc.  This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 5.       Binding Effect; Ratification.

(a)          This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)         The Master Indenture, as supplemented hereby, remains in full force and effect.  On and after the date hereof, each reference in the Master Indenture to “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Master Indenture, shall mean and be a reference to such Master Indenture, as supplemented hereby.

(c)          Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6.       Miscellaneous.

(a)          THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Supplement No. 14 to Master Indenture

(b)         EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)         Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e)         This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)          BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.

Supplement No. 14 to Master Indenture

(g)         Executed counterparts of this Supplement may be delivered electronically.

[Signature Page Follows]

Supplement No. 14 to Master Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER
NOTE TRUST

By: BNY MELLON TRUST OF DELAWARE,
not in its individual capacity, but solely on behalf of
the Issuer

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Supplement No. 14 to Master Indenture

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DEUTSCHE BANK TRUST COMPANY
AMERICAS,
not in its individual capacity, but solely as the
Indenture Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Associate

By:	/s/ Louis Bodi
Name:	Louis Bodi
Title:	Vice President

Supplement No. 14 to Master Indenture

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